UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2020

Lantronix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion by Lantronix, Inc. (“Lantronix”) of its previously announced acquisition of Intrinsyc Technologies Corporation, a corporation existing under the laws of British Columbia (“Intrinsyc”), on January 16, 2020 (the “Closing Date”). Pursuant to the terms of the Arrangement Agreement, dated as of October 30, 2019 (the “Agreement”), by and between Lantronix and Intrinsyc, on the Closing Date, all of the outstanding common shares of Intrinsyc (the “Intrinsyc Shares”) were acquired by Lantronix (the “Transaction”) as of the effective time of the Transaction (the “Effective Time”).

Item 2.01.	Completion of Acquisition or Disposition of Assets

On the Closing Date, Lantronix completed its acquisition of Intrinsyc Shares. Pursuant to the terms and subject to the conditions set forth in the Agreement Lantronix paid $0.50 and 0.2275 of a share of common stock, par value $0.0001, of Lantronix (the “Lantronix Common Stock”), for each issued and outstanding Intrinsyc Share (other than shares of Intrinsyc Shares held by holders that exercised dissent rights pursuant to and in the manner set forth in Section 190 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44). Pursuant to the Agreement, Lantronix paid, in the aggregate, approximately $11 million in cash and issued approximately 4.3 million shares of Lantronix Common Stock to Intrinsyc shareholders. Intrinsyc shareholders owned approximately 15.5% of the outstanding shares of Lantronix Common Stock as of the time of such Lantronix Common Stock issuance.

Pursuant to the terms of the Agreement, (i) each option to purchase Intrinsyc Shares (a “Company Option”) that was outstanding and vested at the Effective Time that had a per-share exercise price less than $1.31 (the “Consideration Value”) was cancelled in exchange for a cash payment equal to, for each Intrinsyc Share subject to such Company Option, the excess of the Consideration Value over the per-share exercise price of the Company Option; (ii) each Company Option that was outstanding and unvested at the Effective Time and that had a per-share exercise price that is less than the Consideration Value was assumed by Lantronix and converted into an option to purchase Lantronix Common Stock (with the number of shares subject to, and the exercise price of, the assumed option being adjusted based on an exchange ratio of 0.3679 shares of Lantronix Common Stock for each Intrinsyc Share (the “Equity Award Exchange Ratio”) and such assumed option having generally the same vesting and other terms as applied to the corresponding Company Option); (iii) each other Company Option that was outstanding at the Effective Time was cancelled without payment; (iv) each award of restricted stock units with respect to Intrinsyc Shares (a “Company RSU”) that was outstanding and vested at the Effective Time was cancelled in exchange for a cash payment equal to, for each Intrinsyc Share subject to such Company RSU, the Consideration Value; and (v) each Company RSU that was outstanding and unvested at the Effective Time was assumed by Lantronix and converted into a restricted stock unit award with respect to shares of Lantronix Common Stock (with the number of shares subject to the assumed award being adjusted based on the Equity Award Exchange Ratio and such assumed award having generally the same vesting and other terms as applied to the corresponding Company RSU).

The foregoing summary description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which was filed as Exhibit 2.1 to Lantronix’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2019, and is incorporated herein by reference.

2

Item 7.01.	Regulation FD Disclosure.

Press Release

On January 16, 2020 Lantronix issued a press release announcing the completion of the Transaction. A copy of the foregoing press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

To the extent required by this Item 9.01(a), the financial statements of Intrinsyc will be filed by amendment no later than 71 calendar days from the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

To the extent required by this Item 9.01(b), unaudited pro forma financial information will be filed by amendment no later than 71 calendar days from the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1

Arrangement Agreement, dated October 30, 2019, by and between Lantronix and Intrinsyc (incorporated by reference to Exhibit 2.1 to Lantronix’s Current Report on Form 8-K, filed with the SEC on November 1, 2019).

99.1	Press Release, dated January 16, 2020.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker
Chief Financial Officer

Date: January 16, 2020

4